Exhibit 99.1

M  A  C  K  –  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

MACK-CALI ANNOUNCES FOURTH QUARTER AND YEAR-END LEASING RESULTS

Company Ends 2016 With Core, Waterfront, and Flex Properties Over 90 Percent Leased

12.2 Percent GAAP Rollup for the Fourth Quarter Transactions

Jersey City, New Jersey—February 23, 2017—Mack-Cali Realty Corporation (NYSE: CLI) today announced that during 2016, it completed a total of 273 lease transactions aggregating 2.8 million square feet in its consolidated commercial portfolio.  Of these totals, 35 percent were for new leases and 65 percent were for renewals and other tenant transactions.  These deals allowed the Company to finish 2016 with a percentage leased of 90.6 percent in its Core, Waterfront, and Flex properties, 150 basis points higher than year-end 2015.

The 2017 expirations in the Company’s Core, Waterfront, and Flex portfolio total 2.1 million square feet or 11.2 percent of the portfolio. These expirations are heavily weighted towards the end of the year and on the Waterfront, where the Company feels the market is the healthiest. Additionally, the 2017 expirations will be reduced to 1.8 million square feet after removing the additional assets the Company is currently considering for sale.

For the year, Mack-Cali’s Core, Waterfront, and Flex portfolio produced a cash rental rate rollup of 10.9 percent and GAAP rollup of 20 percent.  For the fourth quarter rollup was 3.5 percent cash and 12.2 percent on a GAAP basis. The Company experienced a roll up on 87 percent of the transactions. For 2016, 204 transactions were used in calculating rent roll, of those, 177 were up, five flat, and 22 down.

“We believe that the Cash and GAAP roll up we experienced in the last five quarters is embedded in our future expirations. We have also benefited from reduced tenant costs during 2016. The increasing revenue and reduction of attainment costs is leading us to an ever improving AFFO. Our transforming portfolio is providing us with a strong base to produce excellent results,” said Michael J. DeMarco, Mack-Cali President.

About Mack-Cali Realty Corporation

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-family assets. Mack-Cali provides its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:	Anthony Krug	Ilene Jablonski	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Financial Officer	Senior Vice President of Marketing	Director of Investor Relations
	(732) 590-1030	(732) 590-1528	(732) 590-1025
	tkrug@mack-cali.com	ijablonski@mack-cali.com	dcrockett@mack-cali.com

###